Exhibit 99.1
                                                                    ------------

                               [Logo of ORBCOMM]


FOR IMMEDIATE RELEASE

                ORBCOMM AND THE U.S. COAST GUARD AMEND AGREEMENT
               TO SELECT HIGH DATA USAGE AND ADD SOFTWARE UPGRADES

- Amendments increase total value of agreement by almost $500,000 to in excess of $8 million

Fort Lee, NJ, October 3, 2008 - ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine (M2M) communications, today announced that the U.S. Coast Guard has selected the high usage option for Automatic Identification System (AIS) data from the AIS concept demonstration satellite under its agreement with ORBCOMM. ORBCOMM will also modify the AIS satellite and ground software and provide additional technical support to the U.S. Coast Guard. In total, these amendments add almost $500,000 in revenue over the next 12-months.

"We are pleased that the U.S. Coast Guard has elected to exercise the high usage option for AIS data," said Marc Eisenberg, ORBCOMM's Chief Executive Officer. "This further demonstrates that the AIS service has been successful in providing the high usage data requirements under our agreement. We expect to further expand our AIS offering, including service from all six AIS enabled satellites, to the U.S. government as well as international governments, and global commercial customers."


About ORBCOMM Inc.
------------------
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., General Electric, Hitatchi Construction Machinery, Komatsu Ltd., and Volvo Group among other industry leaders. By means of a global network of low-earth orbit
(LEO) satellites and accompanying ground infrastructure, ORBCOMM's low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The Company's products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements
--------------------------
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Our actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline in business from the Asset Intelligence division of General Electric Company ("GE"), value-added resellers, or VARs, and international value-added resellers, or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation; litigation proceedings; technological changes; pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; financial market conditions and the results of financing efforts; political, legal regulatory, governmental, administrative and economic conditions and developments in the United States and other countries and territories in which we operate; changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



Contacts
--------
Investor Inquiries:
Lucas Binder
VP Business Development and Investor Relations
ORBCOMM Inc.
703-433-6505
Binder.lucas@orbcomm.com

Media Inquiries:
Jennifer Lattif
The Abernathy MacGregor Group
212-371-5999
jcl@abmac.com